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Exhibit 10.2

FORM OF

AMENDMENT TO EXISTING
CONTINGENT STOCK PURCHASE AGREEMENT—OFFICER

        As of the date or each of the dates set forth below, SEALED AIR CORPORATION (the "Corporation") and                          (the "Employee") entered into a Contingent Stock Purchase Agreement (the "Agreement") providing for the sale to the Employee of the number of shares indicated of the $0.10 par value Common Stock of the Corporation for a purchase price of $1.00 per share under the Contingent Stock Plan of Sealed Air Corporation:

Date of Agreement	Number of Shares

        The Employee and the Corporation agree that each such Agreement is amended effective                         , as follows:

  1.
  The last sentence of Section 5 of the Agreement is amended to read in its entirety as follows:

      Upon the expiration of the Repurchase Option, an Employee may surrender to the Corporation the certificates or certificates representing such shares in exchange for a new certificate or certificates, free of the above legend, subject to the provisions of Section 15 below.

  2.
  The following sentences are added at the end of Section 15 of the Agreement:

      The Corporation may cause any tax withholding obligation or other charges described in the preceding sentence to be satisfied by the Corporation withholding from the shares of Common Stock issued pursuant to the last sentence of Section 5 of this Agreement a number of shares (rounded up to the nearest whole share) with an aggregate fair market value on the date that such withholding obligation arises equal to the aggregate amount of such taxes and other charges. Regardless of any other provision of the Plan, the Corporation may refuse to issue or to deliver to the Employee certificates or a book entry statement representing shares issued pursuant to this Agreement until the Employee to whom the shares were issued complies with any withholding obligation.

        Except as amended above, each Agreement shall remain in full force and effect in accordance with its terms.

SEALED AIR CORPORATION
Employee
By:

Name:

Title:

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FORM OF AMENDMENT TO EXISTING CONTINGENT STOCK PURCHASE AGREEMENT—OFFICER